SMITH BARNEY INVESTMENT TRUST


Sub-Item 77Q1

Registrant incorporates by reference Registrant's Supplement to the Prospectuses dated JANUARY 18, 2006 filed on JANUARY 18, 2006.
(Accession No. 0001193125-06-007906)